Exhibit 99.1

For more information contact
Media:
Natalie Hedde
Phone 812.491.5105
Investors:
Philip Holder
Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports fourth quarter and full-year 2020 results

•	CenterPoint Energy reported fourth quarter 2020 earnings of $0.27 per diluted share, $0.29 earnings per diluted share on a guidance basis

•	Full-year 2020 results show a loss of $1.79 per diluted share, and $1.40 earnings per diluted share on a guidance basis, with $1.17 from Utility Operations and $0.23 from Midstream Investments

•	Fourth quarter and full-year 2020 guidance basis results beat consensus and guidance

•	Raising 2021 Utility EPS guidance range to $1.24 - $1.26, and reiterating 6% - 8% Utility EPS guidance basis growth rate target and 10% rate base compound annual growth rate

•	CenterPoint Energy remains focused on customers, and is proud of its dedicated employees and the resiliency of its electric and gas systems during the February 2021 winter storm

Houston - February 25, 2021 - CenterPoint Energy, Inc. (NYSE: CNP) today reported fourth quarter 2020 earnings of $0.27 per diluted common share, compared to $0.25 per diluted common share for the fourth quarter of 2019. On a guidance basis, fourth quarter 2020 earnings were $0.29 per diluted share, compared to $0.35 per diluted share for the fourth quarter of 2019.

CenterPoint Energy also reported a loss available to common shareholders of $949 million, or a loss of $1.79 per diluted share, for the full-year 2020, compared with income available to common shareholders of $674 million, or $1.33 per diluted share for the full-year 2019. Full year 2020 results included after-tax non-cash impairment charges of $1,269 million or $2.25 per diluted share, associated with the company’s midstream investments. On a guidance basis, full-year 2020 earnings were $1.40 per diluted share, compared to $1.60 per diluted share for full-year 2019.

“Our service territories, particularly here in Texas, have been significantly impacted by the recent severe winter storm. Our thoughts are with our communities and our customers as they recover from the impacts of this storm,” said Dave Lesar, President and Chief Executive Officer of CenterPoint Energy.

“I am proud of our employees who went above and beyond to manage the impacts of the storm, the generation shortfall, and the resulting ERCOT electricity curtailment. We are also pleased with our system’s performance during this event and proud to report that over 98% of our 2.6 million electric customers had power within 12 hours of having the electricity supply made available to us.”

“We are proactively managing our near-term working capital needs resulting from the February winter storm. Today we are pleased to announce we have secured $1.7 billion in financing commitments to help us bridge short term liquidity needs. We believe that this short-term financing, along with our existing credit facilities, will help provide ample liquidity for us to address any winter storm-related expenses.”

“Looking back to 2020, our strong guidance based results speak to the quality of our utility business and our ability to withstand headwinds due in part to our exceptional customer growth and timely recovery mechanisms. While maintaining our 6% - 8% guidance basis Utility EPS growth target and 10% rate base compound annual growth rate, we are raising our 2021 guidance basis Utility EPS range to $1.24 - $1.26.”

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Lesar added, “We have also recently announced our support of the merger between Enable Midstream Partners, LP and Energy Transfer LP. We committed to taking a disciplined approach to minimizing our midstream exposure on our December 7th Investor Day and this transaction is a big step for CenterPoint Energy as we deliver on our promises to our shareholders. By taking steps to significantly reduce the risk of our midstream investment and improve the liquidity of the underlying security, we can accelerate our transition to a fully regulated business model. We will keep you updated on the closing of the transaction and our plan to ultimately eliminate our midstream exposure.”

Earnings Outlook

Given the recently announced merger between Enable and Energy Transfer, CenterPoint Energy will only be presenting a guidance basis Utility EPS range for 2021 as Enable did not provide 2021 guidance during its recent earnings call.

In addition to presenting its financial results in accordance with GAAP, including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, CenterPoint Energy provides guidance based on guidance basis income and guidance basis diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

Management evaluates CenterPoint Energy’s financial performance in part based on guidance basis income and guidance basis earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance, by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s guidance basis income and guidance basis diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

(1) Utility EPS Guidance Range

•

The Utility EPS guidance range includes net income from Electric and Natural Gas segments, as well as after tax Corporate and Other operating income and an allocation of corporate overhead based upon the Utility’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

•	The Utility EPS guidance excludes:

•	Earnings or losses from the change in value of ZENS and related securities

•	Certain expenses associated with merger integration

•

Midstream Investments segment and associated income from the Enable preferred units and a corresponding amount of debt in addition to an allocation of associated corporate overhead and impact, including related expenses, associated with the merger between Enable and Energy Transfer

•	Cost associated with the early extinguishment of debt

•	Gain and impact, including related expenses, associated with gas LDC sales

In providing this guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The 2021 Utility EPS guidance range also considers assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. In addition, the 2021 Utility EPS guidance range assumes a continued re-opening of the economy in CenterPoint Energy’s service territories throughout 2021. To the extent actual results deviate from these assumptions, the 2021 Utility EPS guidance range may not be met or the projected annual Utility EPS growth rate may change. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking guidance basis diluted earnings per share because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control.

(2) Midstream Investments EPS Expected Range

Midstream guidance is not initiated at this time as a result of a pending merger between Enable and Energy Transfer. CenterPoint Energy will continue to record its share of Enable’s earnings as well as basis difference accretion, earnings from the Enable preferred distributions net of an associated amount of debt, interest on the Midstream note, and an allocation of corporate overhead based on Midstream Investment segment’s relative earnings contribution until the transaction closes.

Upon closing of the transaction, CenterPoint Energy’s investment in Energy Transfer will be accounted for as an equity method investment with a fair value option. Following the closing of the transaction, CenterPoint Energy will establish Midstream Investments EPS expected range based on the distributions from Energy Transfer and the debt and corporate allocations previously described as a component of our Midstream Investments, excluding market-to-market gains or losses recorded for the Energy Transfer investments.

Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to guidance basis income and guidance basis diluted earnings per share (Non-GAAP)

Quarter Ended December 31, 2020
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$119	$0.21	$49	$0.09	$(17)	$(0.03)	$—	$—	$151	$0.27

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $8)(4)(5)	—	—	—	—	(27)	(0.05)	—	—	(27)	(0.05)
Indexed debt securities (net of taxes of $8)(4)	—	—	—	—	27	0.05	—	—	27	0.05

Impacts associated with the Vectren merger (net of taxes of $0)(4)	(2)	—	—	—	—	—	—	—	(2)	—

Severance costs (net of taxes of $1)(4)	2	—	—	—	—	—	—	—	2	—

Impacts associated with BREC activities (net of taxes of $0, $0)(4)	1	—	—	—	1	—	—	—	2	—

Impacts associated with Series C preferred stock
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	19	0.04	—	—	19	0.04
Impact of increased share count on EPS if issued as common stock	—	(0.01)	—	(0.01)	—	—	—	—	—	(0.02)

Total Series C preferred stock impacts	—	(0.01)	—	(0.01)	19	0.04	—	—	19	0.02

Corporate and Other Allocation	13	0.02	(9)	(0.01)	(3)	(0.01)	(1)	—	—	—

Exclusion of Discontinued Operations (7)	—	—	—	—	—	—	1	—	1	—

Consolidated on a guidance basis	$133	$0.22	$40	$0.07	$—	$—	$—	$—	$173	$0.29

(1)	Energy Services segment
(2)	Infrastructure Services segment
(3)

Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4)	Taxes are computed based on the impact removing such item would have on tax expense
(5)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6)	Corporate and Other, plus income allocated to preferred shareholders
(7)	Results related to discontinued operations are excluded from the company’s guidance basis results

Quarter Ended December 31, 2019
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$197	$0.39	$7	$0.01	$(96)	$(0.19)	$20	$0.04	$128	$0.25

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $2)(4)	—	—	—	—	—	—	6	0.01	6	0.01

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $16)(4)(5)	—	—	—	—	(60)	(0.12)	—	—	(60)	(0.12)
Indexed debt securities (net of taxes of $16)(4)	—	—	—	—	60	0.12	—	—	60	0.12

Impacts associated with the Vectren merger (net of taxes of $5, ($4), $0)(4)	(4)	(0.01)	—	—	17	0.04	4	—	17	0.03

Losses on impairment (net of taxes of $11, $3)(4)	—	—	35	0.07	—	—	45	0.09	80	0.16

Corporate and Other Allocation	(48)	(0.10)	(6)	(0.01)	79	0.15	(25)	(0.04)	—	—

Exclusion of Discontinued Operations (7)	—	—	—	—	—	—	(50)	(0.10)	(50)	(0.10)

Consolidated on a guidance basis	$145	$0.28	$36	$0.07	$—	$—	$—	$—	$181	$0.35

(1)	Energy Services segment
(2)	Infrastructure Services segment
(3)

Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4)	Taxes are computed based on the impact removing such item would have on tax expense
(5)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6)	Corporate and Other, plus income allocated to preferred shareholders
(7)	Results related to discontinued operations are excluded from the company’s guidance basis results

Twelve Months Ended December 31, 2020
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$508	$0.95	$(1,116)	$(2.10)	$(159)	$(0.30)	$(182)	$(0.34)	$(949)	$(1.79)

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $3)(4)	—	—	—	—	—	—	(10)	(0.02)	(10)	(0.02)

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $11)(4)(5)	—	—	—	—	(38)	(0.07)	—	—	(38)	(0.07)
Indexed debt securities (net of taxes of $13)(4)	—	—	—	—	47	0.09	—	—	47	0.09

Impacts associated with the Vectren merger (net of taxes of $1, $3)(4)	3	0.01	—	—	12	0.02	—	—	15	0.03

Severance costs (net of taxes of $4, $0)(4)	13	0.03	—	—	2	—	—	—	15	0.03

Impacts associated with BREC activities (net of taxes of $0, $0)(4)	1	—	—	—	1	—	—	—	2	—

Impacts associated with the sales of CES (1) and CIS (2) (net of taxes of $10)(4)	—	—	—	—	—	—	217	0.41	217	0.41

Impacts associated with Series C preferred stock
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	58	0.11	—	—	58	0.11
Impact of increased share count on EPS if issued as common stock	—	(0.06)	—	0.12	—	0.01	—	—	—	0.07

Total Series C preferred stock impacts	—	(0.06)	—	0.12	58	0.12	—	—	58	0.18

Losses on impairment (net of taxes of $0, $408)(4)	185	0.33	1,269	2.25	—	—	—	—	1,454	2.58

Corporate and Other Allocation	(48)	(0.09)	(22)	(0.04)	77	0.14	(7)	(0.01)	—	—

Exclusion of Discontinued Operations (7)	—	—	—	—	—	—	(18)	(0.04)	(18)	(0.04)

Consolidated on a guidance basis	$662	$1.17	$131	$0.23	$—	$—	$—	$—	$793	$1.40

(1)	Energy Services segment
(2)	Infrastructure Services segment
(3)

Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4)	Taxes are computed based on the impact removing such item would have on tax expense
(5)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6)	Corporate and Other, plus income allocated to preferred shareholders
(7)	Results related to discontinued operations are excluded from the company’s guidance basis results

Twelve Months Ended

December 31, 2019

	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$670	$1.32	$131	$0.26	$(236)	$(0.46)	$109	$0.21	$674	$1.33

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $9)(4)	—	—	—	—	—	—	(30)	(0.07)	(30)	(0.07)

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $59)(4)(5)	—	—	—	—	(223)	(0.44)	—	—	(223)	(0.44)
Indexed debt securities (net of taxes of $61)(4)	—	—	—	—	231	0.46	—	—	231	0.46

Impacts associated with the Vectren merger
Merger impacts other than the increase in share count (net of taxes of $17, $19, $4)(4)	69	0.14	—	—	79	0.15	15	0.04	163	0.33
Impact of increased share count on EPS	—	0.02	—	—	—	—	—	—	—	0.02

Total merger impacts	69	0.16	—	—	79	0.15	15	0.04	163	0.35

Losses on impairment (net of taxes of $11, $3)(4)	—	—	35	0.07	—	—	45	0.09	80	0.16

Corporate and Other Allocation	(85)	(0.17)	(21)	(0.04)	149	0.29	(43)	(0.08)	—	—

Exclusion of Discontinued Operations (7)	—	—	—	—	—	—	(96)	(0.19)	(96)	(0.19)

Consolidated on a guidance basis	$654	$1.31	$145	$0.29	$—	$—	$—	$—	$799	$1.60

(1)	Energy Services segment
(2)	Infrastructure Services segment
(3)

Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4)	Taxes are computed based on the impact removing such item would have on tax expense
(5)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6)	Corporate and Other, plus income allocated to preferred shareholders
(7)	Results related to discontinued operations are excluded from the company’s guidance basis results

Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“2020 Form 10-K”). A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, February 25, 2021, at 7:00 a.m. Central time/8:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

About CenterPoint Energy, Inc.

As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. As of December 31, 2020, the company owned approximately $33 billion in assets and also owned 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward-looking Statements

This news release includes, and the earnings conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release or on the earnings conference call regarding capital investments, rate base growth and our ability to achieve it, future earnings and guidance, including long-term growth rate, and future financial performance and results of operations, including with respect to regulatory actions, the expected closing of the merger between Enable and Energy Transfer, de-risking our midstream investment and improving the liquidity of our midstream investments, accelerating our transition to a fully regulated business model, our plan to eliminate our midstream exposure, value creation, opportunities and expectations and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release or discussed on the earnings conference call speaks only as of the date of this release or the earnings conference call.

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include, but are not limited to, risks and uncertainties relating to: (1) the performance of Enable, the amount of cash distributions CenterPoint Energy receives from Enable, and the value of CenterPoint Energy’s interest in Enable; (2) CenterPoint Energy’s expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities; (3) financial market and general economic conditions, including access to debt and equity capital and the effect on sales, prices and costs; (4) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand; (5) actions by credit rating agencies, including any potential downgrades to credit ratings; (6) the timing and impact of future regulatory and legal proceedings; (7) legislative decisions, including tax and developments related to the environment such as global climate change, air emissions, carbon, waste water discharges and the handling of coal combustion residuals, among others, and CenterPoint Energy’s carbon reduction targets; (8) the impact of the COVID-19 pandemic; (9) the recording of impairment charges, including any impairments related to CenterPoint Energy’s investment in Enable; (10) weather variations and CenterPoint Energy’s ability to mitigate weather impacts, including impacts from the February 2021 winter storm event; (11) changes in business plans; (12) CenterPoint Energy’s ability to fund and invest planned capital, including timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (13) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including the recommendations and outcomes of the Business Review and Evaluation Committee, restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including our proposed sale of our Natural Gas businesses in Arkansas and Oklahoma and the proposed merger between Enable and Energy Transfer, which may not be completed or result in the benefits anticipated by CenterPoint Energy or Enable; (14) CenterPoint Energy’s ability to execute operations and maintenance management initiatives; and (15) other factors discussed in CenterPoint Energy’s 2020 Form 10-K, including in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” sections of such reports, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Important Information for Investors and Unitholders

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger between Enable and a subsidiary of Energy Transfer, Energy Transfer will file with the SEC a registration statement on Form S-4, which will include a prospectus of Energy Transfer and a consent solicitation statement of Enable. Energy Transfer and Enable will also file other documents with the SEC regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive consent solicitation statement/prospectus will be mailed to the unitholders of Enable. INVESTORS AND UNITHOLDERS OF ENABLE ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and unitholders will be able to obtain free copies of the consent solicitation statement/prospectus and other documents containing important information about Energy Transfer and Enable once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Energy Transfer and Enable will be available free of charge on their respective internet websites at https://www.energytransfer.com/ and https://www.enablemidstream.com/ or by contacting their respective Investor Relations departments at 214-981-0795 (for Energy Transfer) or 405-558-4600 (for Enable).

Participants in the Solicitation

The company, Energy Transfer, Enable and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the unitholders of Enable in connection with the proposed merger. Information about (i) the directors and executive officers of the company is set forth in the company’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on March 13, 2020 and the company’s 2020 Form 10-K, which was filed with the SEC on February 25, 2021, respectively, (ii) the directors and executive officers of Energy Transfer is set forth in Energy Transfer’s Annual Report on Form 10-K, which was filed with the SEC on February 19, 2021 and (iii) the directors and executive officers of Enable is set forth in Enable’s Annual Report on Form 10-K, which was filed with the SEC on February 24, 2021, in each case, as may be updated from time to time by Current Reports on Form 8-K, statements of changes in beneficial ownership and other filings with the SEC. Other information regarding certain participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Utility revenues	$1,962	$1,918	$7,049	$7,202
Non-utility revenues	92	101	369	362

Total	2,054	2,019	7,418	7,564

Expenses:
Utility natural gas, fuel and purchased power	507	534	1,488	1,762
Non-utility cost of revenues, including natural gas	61	69	257	257
Operation and maintenance	768	733	2,744	2,775
Depreciation and amortization	304	287	1,189	1,225
Taxes other than income taxes	129	122	516	474
Goodwill impairment	—	—	185	—

Total	1,769	1,745	6,379	6,493

Operating Income	285	274	1,039	1,071

Other Income (Expense):
Gain on marketable securities	35	76	49	282
Loss on indexed debt securities	(35)	(76)	(60)	(292)
Interest expense and other finance charges	(113)	(139)	(501)	(528)
Interest expense on Securitization Bonds	(6)	(8)	(28)	(39)
Equity in earnings (loss) of unconsolidated affiliates, net	71	17	(1,428)	230
Interest income	1	1	3	17
Interest income from Securitization Bonds	—	1	1	5
Other income, net	16	8	60	28

Total	(31)	(120)	(1,904)	(297)

Income (Loss) from Continuing Operations Before Income Taxes	254	154	(865)	774
Income tax expense (benefit)	54	17	(274)	92

Income (Loss) from Continuing Operations	200	137	(591)	682
Income (Loss) from Discontinued Operations (net of tax expense of $-0-, $8, $21 and $46, respectively)	—	20	(182)	109

Net Income (Loss)	200	157	(773)	791

Income allocated to preferred shareholders	49	29	176	117

Income (Loss) Available to Common Shareholders	$151	$128	$(949)	$674

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K

of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Basic earnings (loss) per common share - continuing operations	$0.28	$0.21	$(1.45)	$1.12
Basic earnings (loss) per common share - discontinued operations	—	0.04	(0.34)	0.22

Basic Earnings (Loss) Per Common Share	$0.28	$0.25	$(1.79)	$1.34

Diluted earnings (loss) per common share - continuing operations	$0.27	$0.21	$(1.45)	$1.12
Diluted earnings (loss) per common share - discontinued operations	—	0.04	(0.34)	0.21

Diluted Earnings (Loss) Per Common Share	$0.27	$0.25	$(1.79)	$1.33

Dividends Declared per Common Share	$0.3100	$0.2875	$0.9000	$0.8625
Dividends Paid per Common Share	$0.1500	$0.2875	$0.7400	$1.1500
Weighted Average Common Shares Outstanding (000):
- Basic	548,514	502,241	531,031	502,050
- Diluted	552,204	505,348	531,031	505,157

Income (Loss) Available to Common Shareholders
Electric (1)	$70	$63	$230	$419
Natural Gas (1)	49	134	278	251

Total Utility Operations	119	197	508	670
Midstream Investments	49	7	(1,116)	131
Corporate and Other (2)	(17)	(96)	(159)	(236)
Discontinued Operations	—	20	(182)	109

Net Income (Loss)	$151	$128	$(949)	$674

(1)	Includes only February 1, 2019 through December 31, 2019 results of acquired electric and natural gas businesses due to the Merger.
(2)

Includes energy performance contracting and sustainable infrastructure services through ESG, unallocated corporate costs, interest income and interest expense, intercompany eliminations and the reduction of income allocated to preferred shareholders.

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K

of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars, Except Throughput and Customer Data)

(Unaudited)

	Electric (1)
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2020	2019	Fav/Unfav	2020	2019	Fav/Unfav
Revenues	$870	$818	6%	$3,470	$3,519	(1)%
Utility natural gas, fuel and purchased power	39	37	(5)%	147	149	1%

Revenues less Utility natural gas, fuel and purchased power	831	781	6%	3,323	3,370	(1)%

Expenses:
Operation and maintenance	472	434	(9)%	1,704	1,656	(3)%
Depreciation and amortization	166	154	(8)%	663	739	10%
Taxes other than income taxes	64	65	2%	268	261	(3)%
Goodwill impairment	—	—	—	185	—	—

Total expenses	702	653	(8)%	2,820	2,656	(6)%

Operating Income	129	128	1%	503	714	(30)%
Other Income (Expense)
Interest expense and other finance charges	(55)	(55)	—	(220)	(225)	2%
Interest income	—	5	—	3	27	(89)%
Other income (expense), net	6	1	500%	16	(1)	1,700%

Income (Loss) From Continuing Operations Before Income Taxes	80	79	1%	302	515	(41)%
Income tax expense	10	16	38%	72	96	25%

Net Income	$70	$63	11%	$230	$419	(45)%

Actual GWH Delivered
Residential	6,517	6,235	5%	32,630	31,605	3%
Total	23,725	21,881	8%	98,647	96,866	2%

Weather (percentage of 10-year average for service area):
Cooling degree days	121%	110%	11%	109%	109%	—%
Heating degree days	85%	100%	(15)%	85%	96%	(11)%

Number of metered customers - end of period:
Residential	2,433,474	2,372,135	3%	2,433,474	2,372,135	3%
Total	2,749,116	2,682,228	2%	2,749,116	2,682,228	2%

(1)	Includes acquired electric operations February 1, 2019 through December 31, 2019 results only due to the Merger.

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K

of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars, Except Throughput and Customer Data)

(Unaudited)

	Natural Gas (1)
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2020	2019	Fav/Unfav	2020	2019	Fav/Unfav
Revenues	$1,102	$1,115	(1)%	$3,631	$3,750	(3)%
Cost of revenues (2)	470	507	7%	1,358	1,652	18%

Revenues less Cost of revenues	632	608	4%	2,273	2,098	8%

Expenses:
Operation and maintenance	288	274	(5)%	1,032	1,070	4%
Depreciation and amortization	115	110	(5)%	454	420	(8)%
Taxes other than income taxes	61	57	(7)%	237	206	(15)%

Total expenses	464	441	(5)%	1,723	1,696	(2)%

Operating Income	168	167	1%	550	402	37%
Other Income (Expense)
Interest expense and other finance charges	(38)	(40)	5%	(153)	(144)	(6)%
Interest income	7	1	600%	8	6	33%
Other expense, net	—	(3)	—	(2)	(11)	82%

Income (Loss) From Continuing Operations Before Income Taxes	137	125	10%	403	253	59%
Income tax expense (benefit)	88	(9)	(1,078)%	125	2	(6,150)%

Net Income	$49	$134	(63)%	$278	$251	11%

Throughput data in BCF
Residential	80	86	(7)%	237	246	(4)%
Commercial and Industrial	122	132	(8)%	439	458	(4)%

Total Throughput	202	218	(7)%	676	704	(4)%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	92%	102%	(10)%	91%	101%	(10)%
Number of customers - end of period:
Residential	4,328,607	4,252,361	2%	4,328,607	4,252,361	2%
Commercial and Industrial	349,725	349,749	—	349,725	349,749	—

Total	4,678,332	4,602,110	2%	4,678,332	4,602,110	2%

(1)   Includes acquired natural gas operations February 1, 2019 through December 31, 2019 results only due to the Merger.

(2)   Includes Utility natural gas, fuel and purchased power and Non-utility cost of revenues, including natural gas.

	Midstream Investments
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2020	2019	Fav/Unfav	2020	2019	Fav/Unfav
Non-utility revenues	$—	$—	—	$—	$—	—
Taxes other than income taxes	—	—	—	(1)	—	—

Total expenses	—	—	—	(1)	—	—

Operating Income	—	—	—	1	—	—
Other Income (Expense)
Interest expense and other finance charges	(13)	(14)	7%	(54)	(53)	(2)%
Equity in earnings (loss) from Enable, net	71	16	344%	(1,428)	229	(724)%
Interest income	—	1	—	1	8	(88)%

Income (Loss) From Continuing Operations Before Income Taxes	58	3	1,833%	(1,480)	184	(904)%
Income tax expense (benefit)	9	(4)	(325)%	(364)	53	787%

Net Income (Loss)	$49	$7	600%	$(1,116)	$131	(952)%

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K

of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars, Except Throughput and Customer Data)

(Unaudited)

	Capital Expenditures by Segment (1)
	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Electric	$361	$359	$1,281	$1,216
Natural Gas	275	325	1,139	1,098
Corporate and Other	11	57	95	194

Continuing Operations	647	741	2,515	2,508
Discontinued Operations	—	18	21	79

Total Capital Expenditures	$647	$759	$2,536	$2,587

(1)	Includes capital expenditures of acquired businesses from February 1, 2019 through December 31, 2019 only due to the Merger.

	Interest Expense Detail
	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Amortization of Deferred Financing Cost	$6	$7	$28	$29
Capitalization of Interest Cost	(7)	(7)	(27)	(36)
Securitization Bonds Interest Expense	6	8	28	39
Other Interest Expense	114	139	500	535

Total Interest Expense	$119	$147	$529	$567

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K

of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$147	$241
Current assets held for sale	—	1,002
Other current assets	2,773	2,694

Total current assets	2,920	3,937

Property, Plant and Equipment, net	22,362	20,624

Other Assets:
Goodwill	4,697	4,882
Regulatory assets	2,094	2,117
Investment in unconsolidated affiliates	783	2,408
Preferred units – unconsolidated affiliate	363	363
Non-current assets held for sale	—	962
Other non-current assets	252	236

Total other assets	8,189	10,968

Total Assets	$33,471	$35,529

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$24	$—
Current portion of securitization bonds long-term debt	211	231
Indexed debt, net	15	19
Current portion of other long-term debt	1,669	618
Current liabilities held for sale	—	455
Other current liabilities	2,906	2,655

Total current liabilities	4,825	3,978

Other Liabilities:
Deferred income taxes, net	3,603	3,928
Regulatory liabilities	3,448	3,474
Non-current liabilities held for sale	—	43
Other non-current liabilities	1,726	1,503

Total other liabilities	8,777	8,948

Long-term Debt:
Securitization bonds	536	746
Other	10,985	13,498

Total long-term debt	11,521	14,244

Shareholders’ Equity	8,348	8,359

Total Liabilities and Shareholders’ Equity	$33,471	$35,529

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K

of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Year Ended December 31,
	2020	2019
Net income	$(773)	$791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,219	1,278
Depreciation and amortization on assets held for sale	—	62
Deferred income taxes	(429)	69
Goodwill impairment and loss from classification to held for sale	175	48
Goodwill impairment	185	—
Write-down of natural gas inventory	3	4
Equity in (earnings) losses of unconsolidated affiliates	1,428	(230)
Distributions from unconsolidated affiliates	113	261
Changes in net regulatory assets and liabilities	(86)	(114)
Changes in other assets and liabilities	160	(540)
Other, net	—	9

Net cash provided by operating activities	1,995	1,638

Net cash used in investing activities	(1,265)	(8,421)

Net cash provided by (used in ) financing activities	(834)	2,776

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(104)	(4,007)

Cash, Cash Equivalents and Restricted Cash at Beginning of Year	271	4,278

Cash, Cash Equivalents and Restricted Cash at End of Year	$167	$271

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K

of CenterPoint Energy, Inc.